UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2017, Thomas R. Olinger, Senior Vice President, Chief Accounting Officer of Kite Realty Group Trust (the “Company”), notified the Company of his intention to retire from the Company, effective December 31, 2017.  Mr. Olinger has not expressed any disagreements with the Company with respect to any matter, including but not limited to any accounting-related policy or matter.  It is contemplated that the Company may enter into a consulting arrangement with Mr. Olinger for a limited transition period following his retirement from the Company.

On May 10, 2017, the Board of Trustees of the Company appointed Dave Buell as Senior Vice President, Chief Accounting Officer of the Company, effective January 1, 2018.  Mr. Buell is 35 years old and has served as the Company’s Corporate Controller since 2014.  Mr. Buell previously served as the Company’s Director, Accounting & Financial Reporting from 2010 to 2014.  Prior to that, Mr. Buell was a senior manager at KPMG.  Mr. Buell holds B.S. degrees in Accounting and Finance from Indiana University and is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: May 10, 2017	By:	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and
Chief Financial Officer